Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            Data General Corporation
             (Exact name of Registrant as specified in its charter)
                Delaware                                     04-2436397
(State or other jurisdiction of                     (IRS Employer
incorporation or organization                       Identification No.)
       4400 Computer Drive, Westboro, Massachusetts 01580 (508) 898-5000 (address, including zip code and telephone number of registrant's principal executive offices)


                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                RONALD L. SKATES
                     President and Chief Executive Officer
                            Data General Corporation
                              4400 Computer Drive
                         Westboro, Massachusetts 01580
                                 (508) 898-5000
 (name, address, including zip code and telephone number of agent for service)

       Copies of all communications, including all communications sent to the agent for service, should be sent to:
                              Carl E. Kaplan, Esq.
                           Fulbright & Jaworski L.L.P
                                666 Fifth Avenue
                            New York, New York 10103

       Approximate date of proposed commencement of sales pursuant to the Employee Qualified Stock Purchase Plan: As and when options become exercisable after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE
Title of each class   Amount to be   Proposed maximum     Proposed maximum    Amount of
of securities         recognized     offering price       aggregate offering  registration
to be registered                     per share (a)        price (a)           fee

Common Stock, $.01    2,000,000      $7.75                $15,000,000         $5,345
par value             shares

(a) The price stated is estimated in accordance with Rule 457(g) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying the sum of the number of additional shares registered as part of this Registration Statement (2,000,000) as to which options may be granted under the Plan by the closing sale price for the Common Stock ($7.75) on the New York Stock Exchange on April 5, 1994.

       Pursuant to Rule 429 promulgated by the Securities and Exchange Commission, the Prospectus contained in this Registration Statement also relates to 6,600,000 shares of Common Stock previously registered pursuant to Registration Statement Nos. 2-39207, 2-60520, 2-75554, 2-88973, 33-11529,
33-33300, 33-38995 and 33-57948.




                            Data General Corporation
                     Employee Qualified Stock Purchase Plan
         Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K

Form S-8 Item No.                             Heading or Location in Prospectus
1.Forepart of Registration Statement and Outside Front
Cover Page of Prospectus
       (a)....................................Facing Page
       (b)....................................Cross-Reference Sheet
       (c)....................................Outside Front Cover

2.Inside Front Page and Outside Back Cover Pages of Prospectus
       (a)....................................Inside Front Cover
       (b)........................................  *
       (c)....................................Inside Front Cover
       (d)......................................... *
       (e)......................................... *
       (f)......................................... *
       (g)....................................Outside Back Cover

3.Summary Information and Risk Factors and Ratio of
  Earnings to Fixed Charges
       (a).................................Introduction
       (b).................................Introduction
       (c)......................................... *
       (d)......................................... *

4.General Information Regarding the Plan
       (a).................................Outside Front Cover, Introduction
       (b).................................The Plan-Nature and Purposes
       (c).................................The Plan-Federal Tax
       (d).................................The Plan-Eligibility andParticipation
       (e).................................The Plan-Federal Tax
       (f)......................................... *

5.Securities to be Offered and Employees Who May
  Participate in the Plan
       (a)................................Outside Front Cover: The Plan
       (b)................................The Plan-Resale of Shares
       (c)................................The Plan-Eligibility and Participation
       (d)................................The Plan

6.Purchase of Securities Pursuant to the Plan..The Plan-Grant and Exercise of
                                               Options

7.Payment for Securities Offered
       (a)..................................The Plan-Grant and Exercise of
                                            Options
       (b)......................................    *

8.Contributions under the Plan.................     *

9.Withdrawal from the Plan - Assignment of Interest
       (a)......................................... *
       (b)..................................The Plan -Non-Transferability
                                            of Options

10.Defaults under the Plan........................  *

11.Administration of the Plan
       (a).... .............................The Plan-Administration
       (b)..................................The Plan-Administration

12.Investment of Funds..........................    *

13.Charges, Deductions and Liens therefor.......    *

14.Description of Registrant's Securities
       (a)..................................Incorporation by Reference
       (b)......................................... *

15.Incorporation of Certain Documents by
   Reference................................Incorporation by Reference

16.Additional Information.......................    *

17.Interest of Named Experts and Counsel.....Appendix B

18.Disclosure of Commission Position on Indemnification for
   Securities Act Liabilities............... Securities and Exchange
                                             Commission Position on
                                             Indemnification for
                                             Securities Act Liabilities



*  Not Applicable







PROSPECTUS

                                8,600,000 Shares

                            DATA GENERAL CORPORATION

                                  Common Stock
                                ($.01 Par Value)

                                   Under The
                            Data General Corporation
                     Employee Qualified Stock Purchase Plan
                            _______________________

       Participation in Data General Corporation's Employee Qualified Stock Purchase Plan (the "Plan") is offered on the basis set forth herein to substantially all employees of Data General Corporation and its subsidiaries upon the terms and conditions set forth herein. Data General Corporation, together with such subsidiaries, is herein referred to as the "Company" or "Data General."

                            _______________________

       Offer or resales of shares of Common Stock acquired under the Plan by "affiliates" of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended (the "'33 Act"), are subject to certain restrictions (see "Resale of Shares By Affiliates").
                            _______________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            _______________________

       No person has been authorized to give any information or to make any representation other than as contained herein in connection with the offer contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered by this Prospectus in any jurisdiction to any person to whom it is unlawful to make such an offer or solicitation.

                            _______________________

The date of this Prospectus is April 6, 1994

       The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to the date of this Prospectus. Statements in this Prospectus as to the provisions of the Plan are not necessarily complete and in each instance reference is made to the copy of the Plan which appears as Appendix A to the Prospectus, and each such statement in this Prospectus is qualified in all respects by such reference.

       The Company does not intend to update this Prospectus in the future unless and until there is a material change in the information contained herein. However, the Company intends to reflect any change in the information contained in this Prospectus by distributing, as and when considered appropriate by the Company in light of the nature of such change, an Appendix to every person to whom this Prospectus has previously been given and who continues to hold or is granted an option under the Plan, unless such change (i) is reflected in any document filed by the Company with the Securities and Exchange Commission (the "Commission") after the date of this Prospectus and incorporated by reference into this Prospectus, (ii) is otherwise communicated to such person in accordance with the rules and regulations of the Commission in effect from time to time, or (iii) is not required to be reflected in an update to this Prospectus by such rules and regulations. Notwithstanding the foregoing, any person holding options who receives only the Appendix may obtain a copy of this Prospectus, upon written or oral request, from the Company, 4400 Computer Drive, Westboro, Massachusetts 01580, Attention: Mr. David Roy, Public Affairs, (telephone (508) 898-5000).

                             AVAILABLE INFORMATION

       Data General is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "'34 Act"), and in accordance therewith, files proxy statements, reports and other information with the Commission. Such proxy statements, reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission: Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Room 1100, Jacob K. Javits Federal Building, 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company's Common Stock is listed on the New York Stock Exchange and such information can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

       The Company has filed with the Commission a Registration Statement under the '33 Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities covered hereby, reference is made to the Registration Statement and to the exhibits thereto filed as a part thereof.

       The Company will furnish without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the documents that have been incorporated by reference in the Registration Statement of which this Prospectus is a part, other than exhibits to such documents. Written or oral requests should be addressed to: Mr. David Roy, Public Affairs, Data General Corporation, 4400 Computer Drive, Westboro, Massachusetts 01580 (telephone number (508) 898-5000).








                                  INTRODUCTION

       The Company has filed a Registration Statement with the Commission under the '33 Act for the registration of shares of Common Stock, $.01 par value per share, of Data General Corporation ("Common Stock") which may be purchased by the exercise of options granted pursuant to the Plan.

       The principal executive offices of the Company are located at 4400 Computer Drive, Westboro, Massachusetts 01580 and the telephone number is (508) 898-5000.

                                    THE PLAN


Nature and Purposes of the Plan

       The Plan was adopted for the purpose of advancing the interests of the Company and furthering its growth and development by encouraging and enabling employees to acquire an increased personal and proprietary interest in its continued success and progress. The Company believes that the Plan will aid greatly in encouraging eligible employees to remain in the employ of the Company and, in addition, will stimulate in such individuals an increased desire to render greater service to the Company.

       The Plan was adopted by the Board of Directors on November 10, 1970, and approved by the stockholders on January 12, 1971. The Plan has been amended from time to time to increase the number of shares which may be issued pursuant to options thereunder. On January 26, 1994 the stockholders approved an amendment to the Plan which increased the number of shares of Common Stock which may be issued thereunder from 6,600,000 to 8,600,000 shares.

Duration and Modification

       The Plan will terminate when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the Plan have been purchased. The Board of Directors of the Company may at any earlier time terminate the Plan or make such modifications in the Plan as it shall deem advisable. The Board of Directors may not, however, without further approval by the Company's stockholders, increase the maximum number of shares of Common Stock for which options may be granted under the Plan, except as described under the caption "Adjustment of Option Shares" or change the class of employees eligible to receive options under the Plan.

Federal Income Tax Status

       It is intended that options granted under the Plan shall constitute options granted pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is not a qualified pension, profit sharing or stock bonus plan under
Section 401(a) of the Code nor is it an "employee benefit plan" subject to the provisions of the Employee Retirement Income Security Act of 1974.

       Fulbright & Jaworski L.L.P., counsel to the Company, has advised as follows regarding the Federal income tax treatment of options granted and stock issued under the Plan:
       The following general rules apply for federal income tax purposes:

       1. An employee does not realize taxable income at the time an option is granted (the beginning of a Payment Period) or at the time an option is exercised (the end of a Payment Period). An employee may realize taxable income when shares acquired under the Plan are sold or otherwise disposed of.

       2. If an employee sells or otherwise disposes of shares acquired under the Plan more than two years after the beginning of the related Payment Period, the employee will realize ordinary income in the year of the sale or other disposition in an amount equal to the lesser of:

       (a) the excess of the fair market value of the shares at the time of the sale or other disposition over the amount paid for the shares, or

       (b) 15% of the fair market value of the shares at the beginning of the Payment Period.

In the case of a sale, the balance of the gain realized (if any) will be capital gain.

       3. If an employee sells or otherwise disposes of shares acquired under the Plan within two years from the beginning of the related Payment Period, the employee will realize ordinary income in the year of the sale or other disposition in an amount equal to the excess of the fair market value of the shares at the end of the Payment Period over the amount paid for the shares, and the Company will be entitled to a corresponding deduction. In the case of a sale, the balance of the gain realized (if any) will be capital gain; and, if a loss is realized (i.e., if the market value of the shares at the end of the Payment Period is greater than the price for which the shares are sold by the employee), the loss will be a capital loss.

       4. If an employee dies before the sale or other disposition of shares acquired under the Plan (regardless of the holding period for the shares), then the amount described in numbered paragraph 2 above, determined as if the shares were disposed of on the date of death, will be includable as ordinary income on the deceased employee's final return.

       5. Capital gain or loss realized with respect to the sale or other disposition of shares acquired under Plan will be long-term or short-term depending upon the employee's holding period for the shares, which generally begins on the last day of the applicable Payment Period. The capital gain or loss will be long-term or short-term depending upon whether the shares are held for more than one year. Under current law, capital gain is taxed to a maximum rate of 28 percent.

       6. Special rules apply if shares acquired under the Plan are used to purchase shares under the Company's other stock option plans. These rules are extremely complex. Employees should consult with their own tax advisors for a detailed analysis of the tax consequences before shares acquired under the Plan are used to purchase shares under other option plans of the Company.

       The foregoing statement merely summarizes the basic federal income tax aspects of Plan participation. Moreover, the applicable provisions of the Code and regulations promulgated thereunder are subject to change. Each employee should consult his own tax advisor for a more detailed description of the tax aspects of Plan participation generally and in the context of his own situation.




Securities Subject to the Plan

       The Company has authorized an aggregate of 8,600,000 shares for issuance upon exercise of options to be granted under the Plan. If any such options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. For information regarding the number of shares issued and reserved for issuance under the Plan as of a recent date, see Appendix B.

Adjustment of Option Shares

       The number of shares of Common Stock covered by each outstanding option, and the option exercise price of each such option, as well as the number of shares which may be optioned under the Plan, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

Eligibility and Participation

       All employees of the Company or any of its participating subsidiaries will be eligible to receive options under the Plan to purchase Common Stock of the Company, except the following: (i) employees who have been employed by the Company or a participating subsidiary less than ninety days, (ii) employees whose customary employment is twenty hours or less per week, (iii) employees whose customary employment is five months or less in any calendar year and (iv) members of the Employee Qualified Stock Purchase Plan Committee. For information regarding the number of employees eligible to participate and participating in the Plan as of a recent date, see Appendix B.

       An otherwise eligible employee may not be granted an option under the Plan if the granting of such option would permit his rights to purchase Common Stock of the Company under the Plan and under any similar plans of the Company, or any parent or subsidiary of the Company, to accrue at a rate which exceeds $25,000 of fair market value of such stock, as determined at the time such option is granted, for each calendar year in which such option is outstanding at any time, or if, after the granting of the option, such employee would own five percent or more of the Common Stock of the Company as defined and prescribed by the Code.

       Participation in the Plan is entirely voluntary on the part of the eligible employee and he may withdraw from participation in the Plan at any time.

Grant and Exercise of Options; Option Price

       The operation of the Plan is divided into payment periods of six months' duration each (the "Payment Periods"). The six-month periods, February 1 through July 31 and August 1 through January 31, during the term of the Plan are the Payment Periods under the Plan. On the first business day of each Payment Period eligible employees who elect to participate in the Plan will be granted options to purchase as many shares of Common Stock of the Company as their payroll deductions to be accumulated over the remainder of the Payment Period will be sufficient to purchase on the last business day of the Payment Period. The participating employee must specify the amount of the payroll deduction he desires in any even dollar amount between a minimum of $5.00 and a maximum of 10% of his regular base pay.

       The option price of the Common Stock that may be purchased under the Plan is the lesser of (i) 85% of the average market price of the Common Stock of the Company on the date the option is granted or (ii) 85% of the average market price of the Common Stock of the Company on the last business day of the Payment Period. "Average market price" means the average of the high and low prices of the Common Stock of the Company on the New York Stock Exchange.

       Each participating employee who continues to be a participant on the last business day of each Payment Period will be deemed to have exercised his option for such Payment Period on such date and to have purchased from the Company as many shares of Common Stock as his accumulated payroll deductions on such date will be sufficient to purchase at the option price. The maximum number of shares which a parti#ipant may purchase cannot exceed four times the number of shares such participant would have been able to purchase at the option price on the first day of the Payment Period.

       If, after purchasing as many whole or fractional shares of Common Stock as the employee's accumulated payroll deductions will purchase upon exercise of the option granted at the beginning of each Payment Period, there is a balance remaining in the employee's payroll deduction account, such balance will be carried forward into the employee's account for the next Payment Period.

Resale of Shares by Affiliates

       Shares of the Company's Common Stock purchased upon exercise of options granted under the Plan may be resold freely, except that any optionee deemed to be an "affiliate" of the Company, within the meaning of the '33 Act and the rules and regulations promulgated thereunder, may not sell shares acquired upon exercise of options granted under the Plan unless such shares have been registered by the Company under the '33 Act for resale by such optionee or an exemption from registration under the '33 Act is available. Rule 144, promulgated under the '33 Act, which contains limitations on the manner of sale and the amount of shares that may be sold, provides an exemption from registration under the '33 Act. An employee who is not an officer or director of the Company generally would not be deemed an "affiliate" of the Company.

Officers and Directors - Section 16(b) Liability

       Section 16(b) of the '34 Act provides, generally, that any profit realized by an officer or director of the Company from the purchase and sale or sale and purchase of any equity security of the Company within any six month period is recoverable by the Company. The Company has received a "no-action" letter from the Commission indicating its position that the acquisition of shares of the Company's Common Stock by an officer or director through the exercise of options granted under the Plan will not be deemed a "purchase" for purposes of Section 16(b) of the '34 Act. A "no-action" letter merely reflects the position of the Securities and Exchange Commission staff, however, and should not be interpreted as a statement of law. The sale of shares received pursuant to the Plan, on the other hand, will be considered a "sale" for purposes of Section 16(b).

Death, Termination of Employment and Assignment

       An employee's rights under the Plan will terminate when he ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status or for any other reason. If such termination occurs on any day other than the last business day of the current Payment Period, amounts credited to his payroll deduction account under the Plan will be returned to him as soon as practicable.

       An employee's rights under the Plan are his alone and may not be transferred, assigned to or availed of by any other person. Any option granted to an employee may be exercised only by him.

Administration of the Plan

       The Plan is administered by a Stock Purchase Plan Committee consisting of at least three directors of the Company (the "Committee"). The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The address of the Committee is c/o Data General Corporation, 4400 Computer Drive, Westboro, Massachusetts 01580. Members of the Committee are not eligible to participate in the Plan. For information regarding the present composition of the Committee, see Appendix B.

Questions and Answers About the Plan

       In order to further help you in understanding the Plan, some typical questions and answers about the Plan are set forth below.

       The following statements are merely a summary and do not purport to be a complete statement of the Plan. The full text of the Plan appears as Appendix A to this Prospectus. In case of any conflict or apparent conflict between the summary and the full text, the full text will control.

1.  How can I become a Participant in the Plan?

       To become a Participant in the Plan you must complete an Authorization on the form provided by the Company and submit it to the Corporate Benefits Department at least ten days before the beginning date of the next succeeding Payment Period. Payment Periods begin on February 1 and August 1 of each calendar year. Once you become a Participant in any Payment Period under the Plan, you will continue to participate in all subsequent Payment Periods unless you submit a Withdrawal Notice to the Corporate Benefits Department prior to the last business day of any Payment Period.

2.  Will any late filings be accepted?

       No. In order to have the Plan qualify so that all Participants can qualify for favorable tax treatment for Common Stock purchased under the Plan, late filings of Authorizations cannot be accepted under any circumstances.

3. If I do not become a Participant in the first Payment Period for which I am eligible under the Plan, will I have another opportunity to participate?

       Yes. If you do not participate in the first Payment Period for which you are eligible under the Plan, you may still become a Participant in any subsequent Payment Period under the Plan by completing an Authorization on the form provided by the Company and submitting it to the Corporate Benefits Department at least ten days prior to the beginning of the Payment Period in which you first desire to participate.

4.  How much will be deducted from my pay?

       The amount which will be deducted from your regular base pay (not your take-home pay) will be any even dollar amount between a minimum of $5.00 and a maximum of up to 10% of your regular base pay, as specified by you on the Authorization which you file when you decide to become a Participant in the Plan.

5.  Can I change the amount of my payroll deduction during a Payment Period?

       Yes. You may change the amount of your payroll deduction once during each Payment Period by completing and submitting a new Authorization to the Corporate Benefits Department.

6.  What is meant by "regular base pay"?

       "Regular base pay" is your gross income on the first business day of the first Payment Period in which you elect to participate.

7.  When will payroll deductions begin and end?

       Payroll deductions will begin with the first paycheck which you receive from the Company on or after the first business day in the initial Payment Period in which you elect to participate. Unless you withdraw from participation in the Plan, payroll deductions will continue to be made from each paycheck you receive from the Company until the Plan is terminated. If you withdraw from participation in the Plan, payroll deductions will cease immediately and all deductions credited to your account which have not been used to purchase Common Stock will be refunded to you as soon as practicable.

8. If I am absent from work without pay, may I make a payment into the Plan for the payroll deduction which I missed?

       No. Payments into the Plan can be made only by means of payroll deduction. If you miss a payroll deduction because of absence from work without pay, you will continue to be considered a Participant in the Plan, but you cannot make any payment in substitution for the payroll deductions which were missed.

9.  How many shares of Common Stock can I purchase under the Plan?

       In any Payment Period under the Plan in which you elect to participate, you will be able to purchase as many shares of Common Stock as your payroll deductions accumulated during that Payment Period will purchase at the option price. You will not know the exact number of shares you will be able to buy until the Payment Period has ended since the option price will not be determined until the last day of the Payment Period. At that time the number of shares you can buy will depend on three factors:

       (a)The total amount of payroll deductions accumulated during the Payment Period, subject to the limitations described on page 5,
       (b)The option price of the Common Stock for that Payment Period, and
       (c)The $25,000 limitation described on page 9.

The maximum number of shares you will be able to purchase may never exceed four times the number of shares you would be able to purchase at the option price on the first day of the Payment Period.

10.  What will the option price be if I become a Participant?

       If you become a Participant the option price for each Payment Period will be the lesser of (i) 85% of the average market price of the Company's Common Stock on the first business day of such Payment Period or (ii) 85% of the average market price of the Company's Common Stock on the last business day of such Payment Period.

11. Can I withdraw from participation in the Plan prior to the end of a Payment Period?

       Yes. At any time other than the last day of a Payment Period, you can withdraw all the payroll deductions credited to your account during that Payment Period under the Plan by completing a Withdrawal Notice provided by the Company and submitting it to the Corporate Benefits Department prior to the last business day in any Payment Period. All the payroll deductions credited to your account during the current Payment Period under the Plan will be paid to you as soon as practicable after the Withdrawal Notice is submitted. Payroll deductions will be discontinued immediately.

12. Can I withdraw the payroll deductions credited to my account, but continue to participate in the Plan?

       No. The submission of a Withdrawal Notice will cancel your election to be a Participant in the Plan. (See Question 14.)

13. Can I discontinue future payroll deductions, but leave payroll deductions previously credited to my account under the Plan?

       No. The Plan does not permit discontinuance of future payroll deductions without the withdrawal of all payroll deductions previously made during the current Payment Period under the Plan.

14. If I discontinue my participation in any Payment Period under the Plan, may I become a Participant in a subsequent Payment Period under the Plan?

       Yes. Withdrawing from the Plan will not have any effect on your eligibility to become a Participant again in a subsequent Payment Period under the Plan. You should understand, however, that you can resume participation in the Plan only at the beginning of a subsequent Payment Period.

15.  What happens if my employment by the Company terminates?

       Termination of your employment by the Company because of death, retirement or for any other reason will be treated in the same manner as if you had withdrawn from the Plan. All of the payroll deductions credited to your account during the current Payment Period will be returned to you as soon as practicable.

16.  Will all of my payroll deductions be used to buy Common Stock?

       Unless you withdraw from the Plan, your option will be deemed to be exercised on the last day of the Payment Period to buy as many fractional or whole shares of Common Stock as the payroll deductions credited to your account will buy at your option price. If you do not have Shearson Lehman account to hold your fractional shares the balance of any payroll deductions which are not used to buy Common Stock (because not sufficient to purchase a whole share of Common Stock) will be credited to your account for the next succeeding Payment Period.



17. Can I direct that only a part of my payroll deductions be used for the purchase of Common Stock?

       No. All payroll deductions credited to your account during any Payment Period will be used to purchase Common Stock on the last day of the Payment Period.

18.  What if I decide that I do not want to purchase any Common Stock at all?

       If you complete a Withdrawal Notice on the form provided by the Company and submit it to the Corporate Benefits Department before the last business day of any Payment Period, none of your payroll deductions will be used to purchase Common Stock. In that event all of the payroll deductions credited to your account during the current Payment Period under the Plan will be paid to you in cash.

19.  When will I receive the Common Stock purchased under the Plan?

       As promptly as practicable after the end of each Payment Period the Company will deliver to you a single certificate representing Common Stock which has been bought with the payroll deductions credited to your account during that Payment Period under the Plan. Generally, the certificate will bear the date of the last day of the Payment Period and will be treated as issued to you on such date. On such date, you will assume the same rights and risks as other stockholders, and you will receive dividends on your Common Stock when and if declared by the Board of Directors of the Company. Unless you are deemed an affiliate of the Company, you will be completely free to keep or dispose of your shares of Common Stock. However, in this connection, see the material under the heading "Tax Status" of this Prospectus with respect to holding periods required for favorable tax treatment.

20. Can I transfer any of my rights under the Plan or any of my payroll deductions?

       No. You cannot transfer any of your rights under the Plan, nor can you assign any of your payroll deductions to any other party. This means that you cannot use your rights in the Plan or the payroll deductions credited to your account as security for a loan. If you attempt to make any such transfer or assignment, the Company may treat your action as an election to discontinue participation in the Plan. However, the Common Stock which is purchased by you under the Plan may be issued in your name and that of another person of legal age as joint tenants with a right of survivorship, if you so elect in the Authorization.

21.  What happens to my interest in the Plan if I die?

       Any Common Stock or cash which is credited to your account under the Plan at the time of your death will be delivered to the executor or administrator of your estate or, if the Company does not have knowledge of the appointment of an executor or administrator, delivery will be made to your spouse or to any one or more of your dependents or relatives as the Company may decide.

22.  Will my beneficiary be able to exercise my option?

       No. As explained to you in the answer to question 20, you cannot transfer any of your rights under the Plan.

23. Will I receive reports as to the amount of payroll deductions credited to my account?

       Yes. The pay receipt which you normally receive on each payday will show the amount of payroll deductions made from the pay which you received on that date. By tabulating the deductions, you will know the total of your credit.

                              OPTIONS OUTSTANDING

       The exact number of shares of Common Stock subject to outstanding options under the Plan cannot be determined except as of the end of each Payment Period (i.e. January 31 and July 31 of each year). For further information regarding outstanding options as of a recent date, see Appendix B.

                   REPORTS TO STOCKHOLDERS AND OPTIONHOLDERS

       The Company will furnish its stockholders and persons holding options under the Plan with annual reports containing audited consolidated financial statements and with quarterly reports for the first three quarters of its fiscal year containing unaudited consolidated financial statements.

                                 LEGAL MATTERS

       Legal matters in connection with the sale of the shares of Common Stock offered hereby are being passed upon for the Company by Fulbright & Jaworski L.L.P., 666 Park Avenue, New York, New York.

       For information regarding the ownership of Common Stock by certain partners and associates of Fulbright & Jaworski as of a recent date, see Appendix B.

                                    EXPERTS

       The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Data General Corporation for the fiscal year ended September 25, 1993, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.



APPENDIX A


                            DATA GENERAL CORPORATION

                     EMPLOYEE QUALIFIED STOCK PURCHASE PLAN

1.     Purpose
       This Employee Qualified Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of Data General Corporation (the"Company") and all participating subsidiaries so that they may share in the fortunes of the Company by acquiring or increasing their proprietary interest in the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company. It is intended that options issued pursuant to this Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the"Code").

2.     Eligible Employees
       All employees of the Company or any of its participating subsidiaries who have completed ninety days' employment with the Company or any of its subsidiaries shall be eligible to receive options under this Plan to purchase the Company's Common Stock (except employees in countries whose laws make participation impractical). Persons who have been so employed for ninety days or more on the February 1 next following the date this Plan is approved by the stockholders of the Company shall receive their options as of such February 1. Persons who attain the status of employment for ninety days or more after the date on which the initial options are granted under this Plan shall be granted options on the next date on which options are granted to all participating employees. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 425(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 425 (d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

       For purposes of this Article 2, the term employee shall not include an employee whose customary employment is 20 hours or less per week or is for not more than 5 months in any calendar year.

3.     Stock Subject to the Plan
       The stock subject to the options shall be shares of the Company's authorized but unissued shares of Common Stock of the Company or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to this Plan is 8,600,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

4.     Payment Periods and Stock Options
       The six-month periods, August 1 to January 31 and February 1 to July 31, are Payment Periods during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.

       Twice each year, on the first business day of each Payment Period, The Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period at the Option Price hereinafter provided for such number of shares of the Common Stock of the Company reserved for the purpose of the Plan as his or her accumulated payroll deductions on the last day of such Payment Period will pay for at such Option Price; provided and on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The Option Price for each Payment Period shall be lesser of (i) 85% of the average market price of the Company's Common Stock on the first business day of the Payment Period; or
(ii) 85% of the average market price of the Company's Common Stock on the last business day of the Payment Period. In the event of an increase or decrease in the number of outstanding shares of Common Stock of the Company through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Price per share provided for under the Plan, either by a proportionate increase in the number of shares and a proportionate decrease in the Option Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Price per share, as may be required to enable an eligible employee who is then a participant in the plan as to whom an option is exercised on the last day of any then current Payment Period to acquire such number of full shares as his accumulated payroll deductions on such date will pay for at the adjusted Option Price.

       For purposes of this Plan the term "average market price" means, if the Common Stock is listed on the New York Stock Exchange, the average of the high and low prices of the Common Stock of the Company on such exchange or such other national securities exchange as designated by the Board of Directors or, if the Common Stock is traded over-the-counter securities market, the mean between the bid and asked prices of the Common Stock.

       For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the New York Stock Exchange or such other national securities exchange as shall be designated by the Board of Directors pursuant to the preceding paragraph.

       No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.


5.     Exercise of Option
       Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price. If a participant is not an employee on the last business day of a Payment Period, he shall not be entitled to exercise his option.

6.     Unused Payroll Deductions
       If the participant wishes to receive a certificate representing the shares purchased pursuant to the option, only full shares of stock will be represented by the stock certificate. Any balance remaining in an employee account after a purchase will be reported to the employee and will be carried forward to the next Payment Period.

7.     Authorization for Entering Plan
       An employee may enter the Plan by filling out, signing and delivering to the Corporate Benefits Department an Authorization:

       a)  stating the amount to be deducted regularly from his or her pay;

       b) authorizing the purchase of stock for him in each Payment Period in accordance with the terms of the Plan; and

       c) specifying the exact name in which stock purchased for him or her is to be issued as provided under Article 11 hereof.

       Such authorization must be received by the Corporate Benefits Department at least 10 days before the beginning date of such next succeeding Payment Period.

       Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect.

       The Company will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid on it.

8.     Maximum Amount of Payroll Deductions
       An employee may authorize payroll deductions in any even dollar amount up to but not more than 10% of his regular base pay, provided, however, that the minimum deduction in respect of any payroll period shall be $5.00 (or such lesser amount as the Committee shall establish).

9.     Change in Payroll Deductions
       Deductions may be increased or decreased only once in a Payroll Period. A new Authorization will be required and must be received by the Corporate Benefits Department.


10.    Withdrawal from the Plan
       An employee may withdraw from the Plan, in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a Withdrawal Notice to the Corporate Benefits Department, in which event the Company will promptly refund the entire balance of his deductions not theretofore used to purchase stock under the Plan.

       An employee who withdraws from the Plan is like an employee who has never entered the Plan. To re-enter, he or she must file a new Authorization at least 10 days before the beginning date of the next Payment Period which cannot, however, become effective before the beginning of the next Payment Period following his or her withdrawal.

11.    Issuance of Stock
       Certificates for stock issued to participants will be delivered as soon as practicable after each Payment Period.

       Stock purchased under the Plan will be issued only in the name of the employee, or if his or her Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12.    No Transfer or Assignment of Employee's Rights
       An employee's rights under the Plan are his or hers alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by such employee.

13.    Termination of Employee's Rights
       An employee's rights under the Plan will terminate when he ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase stock will be refunded.

       If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.


14.    Termination and Amendments to Plan
       The plan may be terminated at any time by the Company's Board of Directors. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

       The Board of Directors also reserves the right to amend the Plan from time to time, in any respect provided, however, that no amendment shall be effective without prior approval of the stockholders, which would (a) except as provided in Article 3 and 4, increase the number of shares of Common Stock to be offered above or (b) change the class of employees eligible to receive options under the Plan.

15.    Limitations on Sale of Stock Purchased Under the Plan
       The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell stock purchased under the Plan at any time he or she chooses; provided, however, that because of certain Federal tax requirements, each employee will agree by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of the last day of the Payment Period during which the stock was purchased showing the number of such shares disposed of. The employee assumes the risk of any market fluctuations in the price of such stock.

16.    Company's Payment of Expenses Related to Plan
       The Company will bear all costs of administering and carrying out the Plan.

17.    Participating Subsidiaries
       The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designations before or after the Plan is approved by the stockholders.


18.    Administration of the Plan
       The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to and approved in writing by a majority of the members of the Committee, including written approvals by electronic means, shall be valid acts of the Committee.

       The interpretation and construction by the Committee of any provisions of the Plan or of any options granted under it shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee.

19.    Optionees Not Stockholders
       Neither the granting of an option to an employee nor the deduction from his or her pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to such employee.

20.    Application of Funds
       The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

21.    Governmental Regulation
       The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

22.    Withholding of Additional Federal Income Tax
       The Company, in accordance with Section 3402(a) of the Code and the Regulations and Rulings promulgated thereunder, will withhold from the wages of participating employees, in all payroll periods following and in the same calendar year as the date on which compensation is deemed received by the employee, additional income taxes in respect of the amount that is considered compensation includable in the employee's gross income.

23.    Approval of Stockholders
       The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of Common Stock of the Company, which approval must occur within the period beginning twelve months before and ending twelve months after the date the Plan is adopted by the Board of Directors.








APPENDIX B

                   ADDITIONAL INFORMATION CONCERNING THE PLAN

1.     Employee Qualified Stock Purchase Plan Committee:
       As of January 31, 1994, the Employee Qualified Stock Purchase Plan Committee was comprised of Messrs. Frederick R. Adler, John G. McElwee, and Donald H. Trautlein. All three are directors of the Company.

2.     Securities Subject to the Plan:
       As of December 25, 1993, of an aggregate of 6,600,000 shares of Common Stock which were then authorized for issuance under the Plan, 6,007,489 shares had been issued and 592,511 shares were reserved for issuance and available for additional grants under the Plan. On January 26, 1994, the Stockholders of the Company approved an amendment to the Plan which increased the number of shares of Common Stock authorized for issuance under the Plan to 8,600,000.

3.     Extent of Participation:
       As of December 25, 1993, approximately 6,300 employees were eligible to participate in the Plan, and approximately 1,500 employees were participating in the Plan.

4.     Options Outstanding:
       As of August 2, 1993, options of Common Stock were granted to participants at a maximum price of $7.02 per share.

       As of December 25, 1993, employees of the Company had purchased an aggregate of 6,007,489 shares of Common Stock under the Plan at an average purchase price of $14.94 per share. Of such 6,007,489 shares, 74,139 shares had been purchased by all officers and directors as a group at an average price of $11.06 per share.

5.     Legal Matters:
       Frederick R. Adler, a director and officer of the Company, and Carl E. Kaplan, an officer of the Company, are partners in Fulbright & Jaworski L.L.P. Messrs. Adler and certain partners and associates of Fulbright Jaworski L.L.P. beneficially owned an aggregate of 361,012 shares of Common Stock as of December 31, 1993.


6.  Participating Subsidiaries:
       The following is a list of subsidiaries of Data General Corporation whose employees are eligible to participate in the Employee Qualified Stock Purchase
Plan:
                                                                       State or
                                                                Jurisdiction of
Name of Subsidiary                                                 Organization_

Datagen, Inc. .......................................................Delaware
Data General (Canada) Inc. ..........................................Canada
Data General International, Inc. ....................................Delaware
Data General Investment Corporation .................................Delaware
Data General Limited ..........................................United Kingdom
Data General GmbH ...................................................Germany
Data General Gesellschaft GmbH ......................................Austria
Data General France SARL ............................................France
Data General Holland BV .............................................Netherlands
Data General Australia Pty., Ltd. ...................................Australia
Data General Israel, Ltd. ...........................................Israel
Data General Hong Kong, Ltd. ........................................Hong Kong
Data General A.G. ...................................................Switzerland
Data General Europe, Inc. ...........................................Delaware
Data General S.A. ...................................................Belgium
DG Venezuela C.A. ...................................................Venezuela
Data General A/S ....................................................Norway
Data General S.p.A. .................................................Italy
Data General New Zealand Limited ....................................New Zealand
Data General Latin America, Inc. ....................................Delaware
Data General (Ireland), Ltd. ........................................Ireland
Data General Costa Rica, S.A. .......................................Costa Rica
Data General ApS ....................................................Denmark
Data General OY .....................................................Finland
Data General Puerto Rico, Inc. ......................................Delaware
Data General S.A. ...................................................Spain
Data General Chile S.A. .............................................Chile
Data General Hong Kong Sales and Service, Ltd. ......................Hong Kong
Data General Singapore Pte., Ltd. ...................................Singapore
Data General del Peru, S.A. .........................................Peru
Data General A.B. ...................................................Sweden
Data General de Mexico S.A. de C.V. .................................Mexico
Data General Philippines, Inc. ......................................Philippines
Data General (Portugal) Sociedade de Computadores Lda. ..............Portugal


                        ________________________________


                               TABLE OF CONTENTS
Page

Available Information      ........2
Introduction      .................3
The Plan      .....................3
Nature and Purposes of the Plan    3
 Duration and Modification      ...3
 Federal Income Tax Status        .3
 Securities Subject to the Plan    5
 Adjustment of Option Shares      .5
 Eligibility and Participation     5
 Grant and Exercise of Options;
 Option Price          ............5
 Resale of Shares by Affiliates    6
 Officers and Directors-
 Section 16(b) Liability      .....6
 Death, Termination of Employment,
 and Assignment      ..............6
 Administration of the Plan        6
 Questions and Answers About
 the Plan      ....................7
Options Outstanding               11
Reports to Stockholders and
  Optionholders      .............11
Legal Matters      ...............11
Experts      .....................11


Appendix A--Copy of Plan           1-A
Appendix B--Additional Information B-1

                        ________________________________



                                8,600,000 Shares


                            DATA GENERAL CORPORATION



                                  Common Stock

                                ($.01 Par Value)


                              ___________________


                               Employee Qualified
                              Stock Purchase Plan


                        ________________________________


                                   PROSPECTUS



                                 April 6, 1994

                        ________________________________


SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Data General Corporation, as employer and issuer, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on the 26th day of January, 1994.

                                      DATA GENERAL CORPORATION




                                     By:..............................
                                     (Ronald L. Skates, President)

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                  Title                        Date



..........................     President and Director       January 26, 1994
 (Ronald L. Skates)          (Principal Executive Officer)


.........................      Chairman of the Executive    January 26, 1994
 (Frederick R. Adler)           Committee of Board of
                                Directors and Director


..........................      Vice President and           January 26, 1994
(Arthur W. DeMelle)           Chief Financial Officer
                              (Principal Financial and
                                 Accounting Officer)

........................       Director                     January 26, 1994
(Ferdinand Colloredo-Mansfeld)


..........................     Director                     January 26, 1994
(John G. McElwee)


 ........................      Director                     January 26, 1994
(Donald H. Trautlein)







                          FULBRIGHT & JAWORSKI L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                666 Fifth Avenue
                           New York, New York  10103

                                                         March 28, 1994

Data General Corporation
4400 Computer Drive
Westboro, Massachusetts  01580

Dear Sirs:

       We refer to the registration statement on Form S-8 (the "Registration Statement"), to be filed by Data General Corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 2,000,000 shares (the "Shares") of the Company's Common Stock, $.01 par value (the "Common Stock"), to be issued by the Company pursuant to the Company's Employee Qualified Stock Purchase Plan (the "Plan").

       As counsel for the Company, we have examined such coroprate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion and, upon the basis of such examination, advise you that in our opinion the Company has taken all necessary corporate action to authorize the issuance of such Shares pursuant to the Plan and, when issued and paid for under the Plan in accordance with the Plan, such shares will be validly issued, fully paid and non-assessable.

       We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended.

       Very truly yours,



       Fulbright & Jaworski L.L.P.






                       CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated October 26, 1993, which appears on page 29 of the 1993 Annual Report to Stockholders of Data General Corporation, which is incorporated by reference in Data General Corporation's Annual Report on Form 10-K for the year ended September 25, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 19 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.





Price Waterhouse



Boston, Massachusetts
April 5, 1994